Exhibit 99.1

Contact:

Kearstin Patterson

Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics, Inc. Patent Portfolio Further Strengthened

- Expanded EU protection for Augment™, Augment™ Injectable

and GEMESIS™ until 2025 -

Franklin, Tenn. – February 1, 2010 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) announced today  the European Patent Office (EPO) intends to grant patent application No. 05803356 titled “Platelet-Derived Growth Factor Compositions and Methods of Use Thereof”.  The allowed claims cover compositions of platelet derived growth factor (PDGF) combined with matrix materials having defined characteristics, which cover the Company’s novel recombinant protein-device combination product candidates, including Augment™ Bone Graft and Augment™ Injectable Bone Graft, as well as GEMESIS™, which the Company previously sold to Luitpold Pharmaceuticals,  Inc.   The new patent, which expires in 2025, will provide protection against the marketing of similar or generic versions of Augment, Augment Injectable, and GEMESIS in Europe. This notice from the EPO enhances the Company’s existing, strong patent portfolio, which includes a similar patent in the United States effective through 2025.

“This patent notice is an important development for BioMimetic, particularly relating to   our future opportunities in Europe,” said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics and the inventor on the patent.  “Granting this patent will provide us with meaningful, long term protection for our platform technology in Europe, complementing the patent that was issued in the U.S. in 2009.  The barriers to competitive entry that have now been established in the two biggest health care markets in the world are an important part of our global commercialization plans. Finally, we believe this patent further strengthens our position as an innovator in the field of orthobiologics utilizing recombinant human growth factors.”

For additional details on the approval of this patent, please visit the European Patent Office at https://register.epoline.org/espacenet/application?number=EP05803356.

About BioMimetic Therapeutics

BioMimetic Therapeutics is a biotechnology company utilizing purified recombinant human platelet-derived growth factor (rhPDGF-BB) in combination with tissue specific matrices as its primary technology platform for promotion of tissue healing and regeneration.  rhPDGF-BB is a synthetic form of one of the body's principal agents to stimulate and direct healing and regeneration.  The mechanism of action of this platform technology suggests it may be effective in a broad array of musculoskeletal applications, including the repair of bone, ligament, tendon and cartilage. Through the commercialization of this technology, BioMimetic seeks to become the leading company in the field of orthopedic regenerative medicine. BioMimetic received marketing approval from the FDA for its first product, GEM 21S® (now called GEMESIS in Europe), as a grafting material for bone and periodontal indications. Additionally, BioMimetic Therapeutics has completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  In November 2009, BioMimetic received approval from Health Canada to begin marketing Augment as an alternative to the use of autograft in foot and ankle fusion indications in Canada.

GEM 21S and GEMESIS are trademarks of Luitpold Pharmaceuticals, Inc., who now owns these dentally related products and markets them through its Osteohealth Company in the United States and Canada.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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